Exhibit 3.1

Calamos Global Dynamic Income Fund

SECOND AMENDED AND RESTATED Agreement and Declaration of Trust

This SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made on August 23, 2021, by the Trustees hereunder;

WHEREAS, the Trust has been formed under the Delaware Act upon the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Trustees amended and restated the Trust’s original declaration of trust in its entirety on January 12, 2021 as the Amended and Restated Agreement and Declaration of Trust; and

WHEREAS, pursuant to their authority to amend or supplement the Trust’s declaration of trust as they deem necessary or appropriate in connection with the issuance of preferred securities under Article V, Section 7 thereof, the Trustees desire to further amend and restate such Amended and Restated Agreement and Declaration of Trust in its entirety as set forth herein.

NOW, THEREFORE, the Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Second Amended and Restated Agreement and Declaration of Trust.

Article I

NAME AND DEFINITIONS

Section 1. Name. The name of the Trust is “Calamos Global Dynamic Income Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 2. Definitions. In addition to terms defined in other sections hereof, unless otherwise provided or required by the context, the following terms shall have the following meanings:

(a)           “Administrator” means the party, other than the Trust, to the contract described in Article III, Section 3 hereof.

(b)          “By-Laws” means the By-Laws of the Trust adopted by the Trustees, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act.

(c)           “Class” means any class of Shares of the Trust or any Series (as such term is used in Article II, Section 2(p)) or any class of other equity securities (including without limitation Preferred Securities) of the Trust or any Series (as such term is used in Article II, Section 2(p)) established and designated under or in accordance with the provisions of Article V.

(d)          “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act. Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Class or Series of Shares or Preferred Securities, the term “vote of a majority of the shares outstanding and entitled to vote” shall have the same meaning as is assigned to the term “vote of a majority of the outstanding voting securities” in the 1940 Act.

(e)           “Continuing Trustee” means a Trustee who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board of Trustees.

(f)           “Covered Person” means a person so defined in Article IV, Section 3.

(g)          “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(h)          “Declaration” and “Declaration of Trust” shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended or restated or supplemented from time to time, including by any Securities Designation. Reference in this Declaration of Trust to “Declaration,” “Declaration of Trust,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(i)            “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§3801, et seq., as amended from time to time.

(j)            “Distributor” means the party or parties, other than the Trust, to the contract described in Article III, Section 1 hereof.

(k)            “His” shall include the feminine and neuter, as well as the masculine, genders.

(l)            “Investment Adviser” means the party, other than the Trust, to the contract described in Article III, Section 2 hereof.

(m)          “Net Asset Value” means the net asset value of each Series of the Trust, determined as provided in Article VI, Section 3.

(n)          “Outstanding Securities” means, collectively, (i) Outstanding Shares and (ii) outstanding Preferred Securities and other securities issued pursuant to Section 7 of Article V hereunder (solely to the extent the holders of such Preferred Securities or other securities are provided the right to vote or consent on matters submitted to holders of Shares), in each case shown in the books of the Trust or its transfer agent as then issued and outstanding, but in each case does not include any Shares, Preferred Securities or any other securities issued pursuant to Section 7 of Article V hereunder which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

(o)          “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

(p)          “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

(q)          “Preferred Holders” means the record owners of outstanding Preferred Securities.

(r)           “Preferred Securities” means preferred securities issued on or after the date hereof under Article V, Section 7 hereof solely to the extent that the Securities Designation provides such preferred securities are “Preferred Securities” hereunder.

(s)           “Securities Act” means the Securities Act of 1933, as amended.

(t)           “Securities Designation” means any instrument, designation, supplement, statement of preferences or other document pursuant to which securities contemplated by Article V, Section 7 hereof are issued, and a Securities Designation adopted on or after the date hereof shall be part of the “governing instrument” (within the meaning of the Delaware Act) of the Trust to the extent that such Securities Designation expressly provides that it shall constitute part of the “governing instrument” (within the meaning of the Delaware Act) of the Trust.

(u)          “Series” means a series of Shares and/or other equity securities (including without limitation Preferred Securities) established and designated under or in accordance with the provisions of Article V, each of which shall be accounted for and maintained as a separate series or portfolio of the Trust.

(v)          “Shareholder” means a record owner of Outstanding Securities;

(w)          “Shares” means the equal proportionate transferable units of interest into which, together with other equity securities of the Trust, the beneficial interest of each Series and Class, as applicable, of the Trust is divided from time to time (including whole Shares and fractions of Shares). For the avoidance of doubt, as set forth in Article V, Section 7, the Trustees may authorize and issue Preferred Securities and other securities of beneficial interest that are not Shares.

(x)           “Transfer Agent” means any Person other than the Trust who maintains the records of the Trust pertaining to the Shares, Preferred Securities and other securities issued by the Trust, such as the lists of Shareholders and Preferred Holders, the number of shares credited to each account, and the like.

(y)          “Trust” means Calamos Global Dynamic Income Fund established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series.

(z)           “Trustee” means each person who has signed this Declaration of Trust, so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder.

(aa)         “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series, each and every asset of which shall be allocated and belong to a specific series to the exclusion of all other series.

(bb)        The “1940 Act” means the Investment Company Act of 1940, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

Article II

THE TRUSTEES

Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. Powers. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation in the Declaration or in the By-Laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)           To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)          To invest in, hold for investment, or reinvest in, cash; securities of any type, including, but not limited to, common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Trust or any of its Series shall be authorized to invest.

(c)           To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate mortgage or currency swaps and interest rate caps, floors and collars, to purchase and sell options on securities, securities indices, currency, swaps and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk-management or income enhancement transactions.

(d)          To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, repurchase agreements and other assets.

(e)           To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)           To borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)          To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)          To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(i)            To elect and remove with or without cause such officers and appoint and terminate such agents as they deem appropriate.

(j)            To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(k)           To retain one or more transfer agents and shareholder servicing agents, or both.

(l)            To provide for the distribution of Shares, Preferred Securities or other securities issued by the Trust either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(m)          To set record dates in the manner provided for herein or in the By-Laws.

(n)          To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter.

(o)          To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies.

(p)          To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares, Preferred Securities or other securities issued in accordance herewith representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V.

(q)          To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 4.

(r)           To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(s)           To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(t)           To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner provided for in the Declaration.

(u)          To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

(v)          To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares, Preferred Securities and other securities issued by the Trust; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares, Preferred Securities and other securities issued by the Trust; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares, Preferred Securities and other securities issued by the Trust any funds or property of the Trust or of the particular Series with respect to which such Shares, Preferred Securities and other securities issued by the Trust are issued.

(w)          To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interest in such one or more investment companies) all without any requirement of approval by Shareholders. Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership for federal income tax purposes.

(x)           To sell or exchange any or all of the assets of the Trust, subject to Article IX, Sections 4, 6 and 7.

(y)          To enter into joint ventures, partnerships and any other combinations and associations.

(z)           To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper.

(aa)         To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, Preferred Securities and other securities issued by the Trust, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, beneficial owner, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(bb)        To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(cc)         To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorneys to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities and property as the Trustees shall deem proper.

(dd)        To enter into contracts of any kind and description.

(ee)         To interpret the investment policies, practices or limitations of any Series or Class.

(ff)          To guarantee indebtedness and contractual obligations of others.

(gg)        To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4. Election and Number of Trustees. The Trustees shall be the persons serving as Trustees on the date hereof and all other persons who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office. The number of Trustees shall be fixed from time to time by a majority of the Trustees then in office; provided, that there shall be at least one (1) Trustee and no more than fifteen (15).

Section 5. Term of Office of Trustees; Classes.

(a)           Subject to the voting rights established with respect to a particular Series or Class, each Trustee shall hold office for life or until his successor is elected and duly qualified or the Trust terminates. Notwithstanding the foregoing but subject to the voting rights established with respect to a particular Series or Class, (1) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (2) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the then Trustees, specifying the effective date of removal; (3) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (4) any Trustee may be removed, with or without cause, by a vote of at least a majority of the then Trustees if such removal is approved by the holders of at least two-thirds of the Outstanding Shares and the holders of at least two-thirds of the outstanding Preferred Securities , in each case entitled to vote with respect to the election of such Trustee and present in person or by proxy at a meeting of the Shareholders called for such purpose, voting as separate classes and voting together as a single class.

(b)           The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the 1st class shall expire on the date of the 1st annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act. The term of the 2nd class shall expire on the date of the 2nd annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act. The term of the 3rd class shall expire on the date of the 3rd annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the 3rd annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose. In the case of a failure to elect Trustees at a meeting of Shareholders, each incumbent Trustee shall hold-over as Trustee until he or she sooner dies, resigns, retires, or is disqualified or removed from office or until the election at an annual meeting and qualification of his or her successor. For the avoidance of doubt, as set forth in Article V, Section 7, the provisions of this Section 5 and the following Section 6 may be subject to provisions in one or more Securities Designations regarding the rights of Preferred Holders with respect to the nomination and election of Trustees.

Section 6. Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, provided, that if the Shareholders of any Class or Series of Shares or Preferred Securities are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 7. Chairman. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust. If the Trustees do not appoint a Chairman, the President shall perform the duties and have the responsibilities hereunder.

Section 8. Action by the Trustees.

(a)           Except as expressly provided in this Declaration, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees or as set forth in the By-Laws. Notice of the time, date and place of all Trustees’ meetings shall be given to each Trustee as set forth in the By-Laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Except as expressly provided in this Agreement, the Trustees by majority vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

(b)          A Trustee who with respect to the Trust is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Trustee, whether pursuant to the 1940 Act, the Delaware Act or otherwise.

Section 9. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares, Preferred Securities or other equity securities issued by the Trust. The Shares, Preferred Securities and other equity securities issued by the Trust shall be personal property giving only the rights specifically set forth in the Declaration. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 10. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 11. Trustees, Etc. as Shareholders. Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of securities issued by the Trust to the same extent as any other Person holding such securities; the Trustees may issue and sell securities issued by the Trust to and buy them from any such Person or any firm or company in which such Person is interested, subject only to any general limitations herein.

Section 12. Series Trustees. In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the Delaware Act, separate Trustees with respect to such Series or Classes (the “Series Trustees”). Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust. The Series Trustees shall have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but shall have no power or authority with respect to any other Series or Class. Any provision of this Declaration relating to election of Trustees by Shareholders only shall entitle the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Series Trustees and the Shareholders of any other Series or Class shall not be entitled to participate in such vote. In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of any holder of Outstanding Securities, amend either the Declaration or the By-Laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

Article III

CONTRACTS WITH SERVICE PROVIDERS

Section 1. Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting or distribution contract or contracts providing for the sale of the Shares, Preferred Securities or other securities issued by the Trust whereby the Trustees may either agree to sell such securities to the other party to the contract or appoint such other party as their sales agent for the such securities, and in either case on such terms and conditions, if any, as may be prescribed in the By-Laws, any applicable Securities Designation and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws and such Securities Designation; and such contract may also provide for the repurchase of such securities by such other party as agent of the Trustees.

Section 2. Advisory or Management Contract. The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Adviser(s) or persons to whom the Investment Adviser(s) delegates certain or all of its duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Adviser(s), or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 3. Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof of the Trust and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 4. Service Agreement. The Trustees may in their discretion from time to time enter into service agreements with respect to one or more Series or Classes whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 5. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

Section 6. Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

Section 7. Affiliations of Trustees or Officers, Etc. The fact that: (i) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

Article IV

COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of all Series or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3. Indemnification.

(a)           Subject to the exceptions and limitations contained in subsection (b) below:

(i)            every person who is, or has been, a Trustee or an officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, employee, trustee, agent or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

(ii)           as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)           No indemnification shall be provided hereunder to a Covered Person:

(i)            who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Trust; or

(ii)            in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) or (D) by a vote of a majority of the Outstanding Shares and a majority of the outstanding Preferred Securities, in each case entitled to vote (excluding any Outstanding Shares or outstanding Preferred Securities owned of record or beneficially by such individual), voting as separate classes and voting together as a single class.

(c)           The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)           To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section. Independent counsel retained for the purpose of rendering an opinion regarding advancement of expenses and/or a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, may proceed under a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the Covered Person’s duties to the Trust and were based on the Covered Person’s determination that those actions were in the best interests of the Trust and its Shareholders; provided that the Covered Person is not an Interested Person (or is an Interested Person solely by reason of being an officer of the Trust).

(e)           Any repeal or modification of this Article IV by the Shareholders, or adoption or modification of any other provision of the Declaration or By-Laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption. Any such repeal or modification by the Shareholders shall require a vote of at least two-thirds of the Outstanding Shares and at least two-thirds of the outstanding Preferred Securities, in each case entitled to vote and present in person or by proxy at any meeting of the Shareholders, voting as separate classes and voting together as a single class.

Section 4. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

Section 5. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 6. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, Preferred Security, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, Preferred Security, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 7. Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, the Principal Underwriter, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Article V

SERIES; CLASSES; SHARES; OTHER SECURITIES

Section 1. Establishment of Series or Class. The Trust shall consist of one or more Series. Without limiting the authority of the Trustees to establish and designate any further Series or Classes, the Trustees has heretofore established a single Series, designated Calamos Global Dynamic Income Fund, and one Class of Shares, designated as the common shares. Each additional Series or Class shall be established and is effective upon the adoption of a resolution of a majority of the Trustees or any alternative date specified in such resolution. Such resolution may establish such additional Series or Classes directly in such resolution or by reference to, or approval of, another document that sets forth such Series or Classes, including any registration statement of the Trust, or as otherwise provided in such resolution. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. Any Shares of any further Series and Classes that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Series or Classes by the Trustees in establishing and designating such Class or Series. Unless otherwise designated by the Trustees in the By-Laws or resolutions establishing a Series or Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of each Series or Class shall be as set forth in the Trust’s Registration Statement on Form N-2 under the Securities Act and/or the 1940 Act relating to the issuance of Shares of such Series or Class.

All references to Shares or Preferred Securities in this Declaration shall be deemed, respectively, to be Shares or Preferred Securities, respectively. of any or all Series or Classes as the context may require. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares or any Class thereof and need not issue Shares. Except as otherwise provided with respect to a specific Class, each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may adopt and change the name of any Series or Class without Shareholder approval.

Section 2. Shares. The beneficial interest in the Trust shall be divided into transferable Shares and any other equity securities issued pursuant to Article V, Section 7 of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have no par value per Share or such other amount as the Trustees may establish. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, rights upon liquidation, redemption rights, terms of conversion, voting powers, and other rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the holders of such Outstanding Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. Investment in the Trust. The Trustees shall accept investments in any Series or Class from such Persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 3. Investments in Shares of a Series shall be credited to such Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares (and, for the avoidance of doubt, any other securities issued pursuant to Article V, Section 7) of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and from any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series that are not allocated to such Series by the Trustees in accordance with this Section 4. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or against the assets of the Trust generally, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on liabilities among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 5. Ownership and Transfer of Shares and Preferred Securities. The Trust or a transfer or similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares and Preferred Securities of each Series and Class held by such Shareholders, and a record of all Share and Preferred Security transfers. The register shall be conclusive as to the identity of Shareholders of Shares and Preferred Securities of record and the number of Shares and Preferred Securities held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and Preferred Securities and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares and Preferred Securities, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares and Preferred Securities shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share or Preferred Security certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares or Preferred Securities shall be deemed to be the holder of such Shares or Preferred Securities for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer. For the avoidance of doubt, provisions (including without limitation additional and/or differing provisions) relating to the ownership and transfer of securities issued pursuant to Article V, Section 7 may be set forth in the Securities Designation of such securities.

Section 6. Status of Shares/Preferred Securities; Limitation of Shareholder/Preferred Holder Liability. Shares and Preferred Securities shall be deemed to be personal property giving Shareholders and Preferred Holders only the rights provided in the Declaration. Every Shareholder or Preferred Holder, by virtue of having acquired a Share or Preferred Security, respectively, shall be held expressly to have assented to and agreed to be bound by the terms of the Declaration and to have become a party hereto. No Shareholder or Preferred Holder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares or Preferred Securities shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares or Preferred Securities constitute the Shareholders as partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

Section 7. Other Securities. The Trustees may authorize and issue Preferred Securities and such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. Unless otherwise expressly provided in the Securities Designation pursuant to which such other securities are authorized or issued, any such other securities (including without limitation Preferred Securities) issued on or after the date hereof shall not be Shares (for the avoidance of doubt, as such term is defined herein), provided that the holders of Preferred Securities and such other securities shall be Shareholders to the extent provided herein, with the rights thereof and the obligations associated therewith, and Preferred Securities shall have the rights, privileges, preferences and priorities of and obligations associated with Preferred Securities, in each case hereunder and under the By-laws and in the Securities Designation applicable to such Preferred Securities. To the extent that the Trustees authorize and issue preferred shares (including without limitation Preferred Securities) of any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration (including without limitation with any Securities Designation) as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment (including without limitation any Securities Designation) shall be filed as is necessary. In addition, any such supplement or amendment (including without limitation any Securities Designation) may set forth the rights, powers, preferences and privileges of such preferred shares (including without limitation Preferred Securities) and any such supplement or amendment (including without limitation any Securities Designation) shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment (including without limitation any Securities Designation) conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement (including without limitation any Securities Designation) shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities. All Preferred Securities issued hereunder shall be fully paid and nonassessable. Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the outstanding Preferred Securities entitled to vote thereon and no such amendment shall effect the right to indemnification of any person who is no longer a Trustee, Officer or employee or agent at the time of such amendment or of any person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal. The Trustees may not amend this Declaration to eliminate the rights of Shareholders of any Class or Series of Preferred Securities in this sentence or the following sentence to vote on any amendment of this Declaration or the By-Laws or alter or amend the percentage of voting Preferred Securities required to approve any amendment or action which requires a specific Shareholder vote under this Declaration or the By-Laws unless an equivalent vote has authorized such an amendment of the Declaration or By-Laws. Any amendment which adversely affects the holders of one or more Classes or Series of Preferred Securities shall require a vote of the Shareholders holding a majority of the Preferred Securities of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series of Preferred Securities not so adversely affected shall be required, except that any amendment of any provision of Article IX, Sections 5, 6 or 7 shall require the vote of the Shareholders holding three-quarters of the Preferred Securities of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

Article VI

DISTRIBUTIONS AND REDEMPTIONS

Section 1. Distributions. The Trustees or a committee of one or more Trustees may declare and pay dividends and other distributions, including dividends on Shares, Preferred Securities or other securities of a particular Series and other distributions from the assets belonging to that Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares, Preferred Securities or other securities of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees, including with respect to a particular Class, in the resolutions establishing such Class. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, all dividends and other distributions on Shares or Preferred Securities of a particular Series shall be distributed pro rata to the Shareholders of Shares or Preferred Securities of that Series in proportion to the number of Shares or Preferred Securities of that Series they held on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. Redemptions. Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, Shares or Preferred Securities of the Trust will not be redeemed or repurchased by the Trust, except as the Trustees shall determine from time to time and the Trust shall be under no obligation to redeem or repurchase Shares. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any redemption fee to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders of Shares to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder of Shares to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on the last day of each week.

Section 4. Suspension of Right of Redemption. If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may withdraw his request for redemption.

Article VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. Subject to the voting rights established with respect to a particular Class in the By-Laws or the resolutions establishing such Class, the Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 5(a); (c) any investment advisory or management contract to the extent required by the 1940 Act; (d) the amendment of this Declaration to the extent and as provided in Article IX, Section 10; (e) the conversion of the Trust to an open-end investment company to the extent provided in Article IX, Section 5; (f) the reorganization of the Trust to the extent provided in Article IX, Section 6; (g) to approve a transaction subject to Article IX, Section 7, and (h) such additional matters relating to the Trust as may be required by the 1940 Act or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares or Preferred Securities shall be voted by individual Series or Class, except (a) as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, (b) when required by the 1940 Act, Shares and Preferred Securities shall be voted in the aggregate and not by individual Series or Class, and (c) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of shareholders and except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, on any matter submitted to a vote of Shareholders either (i) each whole Share or Preferred Security shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share or Preferred Security shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share or Preferred Security shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share or Preferred Security shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares or Preferred Securities may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares or Preferred Securities may be voted only in person or by written proxy. Until Shares or Preferred Securities of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-Laws. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2. Quorum; Required Vote. One-third of the Outstanding Securities of each Series or Class, or one-third of the Outstanding Securities of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. In addition, any meeting of Shareholders may be adjourned one or more times from time to time by the chairman of the meeting to another time for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, and as to one or more proposals regardless of whether action has been taken on other matters. Any adjourned meeting may be held as adjourned one or more times to a date not more than ninety (90) days beyond the originally scheduled meeting date. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place (which shall include a meeting held solely by means of remote communications) are announced at the meeting. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees or the President may postpone such meeting one or more times for any reason to a date not more than ninety (90) days beyond the originally scheduled meeting date by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (which shall include a meeting held solely by means of remote communications), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting.

No new record date need be fixed for any meeting that is postponed and/or adjourned as provided in this Section. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Except when a larger vote is required by the 1940 Act, this Declaration or the By-Laws, a majority of the Shares and Preferred Securities, each voting as a separate class and voting together as a single class, voting at a Shareholders’ meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Shares and Preferred Securities shall elect a Trustee; provided, that if this Declaration or applicable law permits or requires that Shares or Preferred Securities be voted on any matter by individual Series or Classes, then a majority of the Shares or Preferred Securities of that Series or Class (or, if required by law, a majority of the Shares or Preferred Securities outstanding and entitled to vote of that Series or Class) voting at the meeting in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.

Section 3. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4. Additional Provisions. The By-Laws and, for the avoidance of doubt, any Series Designation may include further provisions for Shareholders’ votes and meetings and related matters.

Article VIII

EXPENSES OF THE TRUST AND SERIES

Section 1. Payment of Expenses by the Trust. Subject to Article V, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the particular Series, for their expenses (or the expenses of a Class of such Series) and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares and Preferred Securities; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder/Preferred Holder reports and delivering them to Shareholders and Preferred Holders; expenses of meetings of Shareholders and Preferred Holders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders and Preferred Holders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

Section 2. Payment of Expenses by Shareholders and Preferred Holders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder and Preferred Holder, or each Shareholder or Preferred Holder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder or Preferred Holder from declared but unpaid dividends owed such Shareholder or Preferred Holder and/or by reducing the number of Shares or Preferred Securities in the account of such Shareholder or Preferred Holder by that number of full and/or fractional Shares or Preferred Securities which represents the outstanding amount of such charges due from such Shareholder or Preferred Holder.

Article IX

MISCELLANEOUS

Section 1. Trust Not a Partnership. This Declaration creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2. Trustee Action. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IV, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Section 3. Record Dates. The Trustees may fix in advance a date up to ninety (90) days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares or Preferred Securities shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares and Preferred Securities.

Section 4. Termination of the Trust.

(a)           This Trust shall have perpetual existence subject to the provisions of this Section 4.

(b)           The Trust or any Series or Class thereof may be dissolved and terminated by the affirmative vote of not less than three-quarters of the Trustees then in office by written notice to the Shareholders and Preferred Holders.

(c)            In connection with subsection (b) or to the extent appropriate in connection with a reorganization as provided in Article IX, Section 6, upon making reasonable provision for the payment of all known liabilities of all Series or any affected Series or Classes, by such assumption or otherwise, the Trustees shall, subject to any liquidation preference in any Securities Designation, distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of Shares of all Series or any affected Series or Classes; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

(d)           Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (c) above, the Trust or affected Series or Classes shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 5. Conversion to an Open-End Investment Company. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Continuing Trustees then in office followed by the favorable vote of the holders of not less than three-quarters of the Shares of each affected Class or Series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by three-quarters of the Continuing Trustees, in which case approval by a vote of a majority of the Shares outstanding and entitled to vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 6. Reorganization.

(a)           Except as provided in clause (b) of this Section 6 or in Section 7 of this Article IX, subject to the affirmative vote of not less than three-quarters of the Outstanding Shares and not less than three-quarters of the outstanding Preferred Securities, in each case entitled to vote of the Trust or any affected Series, voting as separate classes and voting together as a single class, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Continuing Trustees; provided however, if at least three-quarters of the Continuing Trustees then in office have approved such transaction, then the actions may be approved by the affirmative vote of a majority of the Outstanding Shares and a majority of the outstanding Preferred Securities, in each case entitled to vote of the Trust or the affected Series, voting as separate classes and voting together as a single class.

(b)           Notwithstanding anything else herein, to change the Trust’s form or place of organization a majority of the Continuing Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or any other corporation, association, trust or other organization, or a series thereof, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate under the laws of Delaware or any other U.S. jurisdiction. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Continuing Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)           Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Continuing Trustees, and if applicable, Shareholders in accordance with this Section 6 may effect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(d)           The Continuing Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 7. Certain Transactions.

(a)           Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Continuing Trustees then in office followed by the affirmative vote or consent of holders of not less than three-quarters of the Shares of each affected Class or Series outstanding, votes voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any Class or Series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)           The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of any Class or Series and shall include any affiliate or associates, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purpose of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above, by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, of which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)           This Section shall apply to the following transactions:

(i)            The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)           The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

(iii)          The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv)          The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)           The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if three-quarters of the Continuing Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding and entitled to vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)           The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any Class or Series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

Section 8. Declaration of Trust. The original or a copy of this Declaration of Trust and of each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

Section 9. Applicable Law. This Declaration and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10. Amendments.

(a)           The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article VII, Section l, (b) to this Section 10, (c) required to be approved by Shareholders by the 1940 Act or by the Trust’s registration statement(s) filed with the Commission or any State, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon and no such amendment shall effect the right to indemnification of any person who is no longer a Trustee, Officer or employee or agent at the time of such amendment or of any person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal.

(b)           The Trustees may not amend this Declaration of Trust to eliminate the rights of Shareholders of any Class or Series as set forth in this Section 10(b) to vote on any amendment of this Declaration of Trust or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action which requires a specific Shareholder vote under this Declaration of Trust or the By-Laws unless an equivalent vote has authorized such an amendment of the Declaration of Trust or By-Laws. Any amendment which adversely affects the holders of one or more Classes or Series of Shares shall require a vote of the Shareholders holding a majority of the Shares of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series not so adversely affected shall be required, except that any amendment of any provision of Article IX, Sections 5, 6 or 7 shall require the vote of the Shareholders holding three-quarters of the Shares of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

Section 11. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)           The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 11(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).

(b)           Unless a demand is not required under paragraph (a) of this Section 11, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(c)           Unless a demand is not required under paragraph (a) of this Section 11, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

For purposes of this Section 11, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are independent trustees.

Section 12. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 13. Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as Trustee and not individually and as of the date first written above.

/s/ John P. Calamos, Sr.
John P. Calamos, Sr.

/s/ Virginia G. Breen
Virginia G. Breen

/s/ John E. Neal
John E. Neal

/s/ William R. Rybak
William R. Rybak

/s/ Karen L. Stuckey
Karen L. Stuckey

/s/ Christopher M. Toub
Christopher M. Toub

/s/ Lloyd A. Wennlund
Lloyd A. Wennlund